Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-30344 and
333-51430) and on Form S-8 (Nos. 333-73904, 333-55978, 333-53446, 333-32096, 333-32092, 333-65923 and 333-107659) of Hanover Compressor Company of our report dated March 26, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

Houston, Texas

November 18, 2003